FOR IMMEDIATE RELEASE

Immersion Board Adopts Temporary Shareholder Rights Plan to Protect Long-Term Interests of All Shareholders

Aventura, FL – November 10, 2025 – Immersion Corporation (“Immersion,” the “Company,” “we,” “us” or “our”) (Nasdaq: IMMR), a leading provider of technologies for haptics, today announced that its Board of Directors (“Board”) has adopted a temporary shareholder rights plan (the “Rights Plan”) designed to protect the interests of all shareholders by reducing the likelihood that any person or group could gain control of the Company without appropriately compensating Company shareholders for control. The Rights Plan will be triggered if any person or group acquires beneficial ownership of more than 9.99% of Immersion’s outstanding common stock. The Rights Plan will remain in effect through October 31, 2026.

The Board approved the Rights Plan following receipt of a letter dated November 3, 2025 from Immersion shareholder Scott A. Larson, which was subsequently made public via a filing with the Securities and Exchange Commission (the “SEC”). The letter represented the first direct communication of Mr. Larson’s views to the Company; he had previously scheduled a meeting with management but canceled it on short notice and did not reschedule.

Immersion values shareholder feedback and constructive engagement. However, the Board believes that Mr. Larson’s letter contains assertions that are inaccurate, misleading, and seemingly reflect a fundamental misunderstanding of Immersion’s business model, global licensing framework, licensing customers and the complex tax and jurisdictional structures through which the Company operates.

Under current leadership and as previously disclosed in the Company’s last filed periodic reports, Immersion has achieved strong profitability and revenues from intellectual property settlements, while delivering meaningful improvements in general and administrative efficiency, reducing legal costs, and expanding global licensing relationships with major counterparties across multiple jurisdictions.

The Board remains frustrated with the Company’s current share price, which it believes does not accurately reflect Immersion’s underlying performance and financial strength. As previously disclosed, the Company has been unable to release current financials due to the ongoing investigation and restatement process at Barnes & Noble Education, Inc. (“BNED”), a business that Immersion consolidates into its financial statements. On the advice of counsel, Immersion has temporarily paused its share repurchase program and maintains a closed trading window for its insiders until the BNED investigation concludes and the Company is able to complete its financial reporting process.

The Board also noted that Immersion’s management team and directors collectively hold a significant ownership position in the Company, have historically made significant open market purchases and remain fully aligned with all shareholders. Over the past several years, Immersion has returned substantial capital to shareholders through significant share repurchases and dividends, including multiple special dividends.

The Board and management remain committed to maximizing long-term shareholder value and to maintaining stability and continuity during this period. The temporary Rights Plan will help safeguard Immersion’s strategic execution and protect the interests of all shareholders while the Company continues to advance its business and await completion of the BNED process.

Further details about the Rights Plan are contained in a Form 8-K to be filed by the Company with the SEC on November 10, 2025 and will be available on the SEC website.

About Immersion Corporation

Immersion was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education. Barnes & Noble Education is a contract operator of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Barnes & Noble Education is also a textbook wholesaler and inventory management hardware and software providers. Barnes & Noble Education operates physical, virtual, and custom bookstores, delivering essential educational content, tools, and general merchandise within a dynamic omnichannel retail environment.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Forward‑looking statements in this release include, among others, statements regarding the anticipated effects of the Rights Plan, our capital allocation priorities, our expectations regarding continuity and strategic execution during the BNED process, and timing considerations related to dividends or repurchases. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation; the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s periodic reports filed with the SEC and Barnes & Noble Education’s periodic reports filed with the SEC. The forward-looking statements made in this release speak only as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All the other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

Contact:

Investor Relations

Immersion Corporation

IR@immersion.com